EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this FORM SB-2 Registration Statement, of our report dated February 25, 2007, relating to the consolidated financial statements of Plastinum Corp. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ Russell Bedford Stefanou Mirchandani LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
April 6, 2007